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                                                                   Exhibit 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-3, as amended, of our report dated January 26, 2000, except for Note 14, for which the date is February 24, 2000, relating to the financial statements of MicroStrategy Incorporated for the year ended December 31, 1999, which appear in such Registration Statement. We also consent to the reference to us in the heading "Experts" in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

March 3, 2000
McLean, Virginia